Exhibit 99.1

W6316 Design Drive, Greenville, WI 54942 P.O. Box 1579, Appleton, WI 54912-1579	FOR IMMEDIATE RELEASE FRIDAY, OCTOBER 7, 2005 Contact: David J. Vander Zanden Mary Kabacinski President / CEO EVP / CFO 920-882-5602 920-882-5852

SCHOOL SPECIALTY PROVIDES UPDATE ON STATUS OF MERGER

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Supplemental due diligence with purchaser and its financing sources to continue during week of October 10, 2005

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1-year LIBOR exceeds 4.5%

Greenville, WI, October 7, 2005—As previously announced on October 3, 2005 by School Specialty, Inc. (NASDAQ: SCHS), LBW Holdings, Inc., the purchaser under the Agreement and Plan of Merger, dated as of May 31, 2005, and its financing sources for the merger requested to engage in supplemental due diligence into School Specialty’s recent and near-term financial and operating performance.  School Specialty began the process of responding to their requests earlier this week.  This process will continue during the week of October 10, 2005.

In addition, as previously disclosed, LBW Holdings is not obligated to close under the debt financing to be used to finance a portion of the purchase price in the merger if on any three days on or between September 15, 2005 and October 31, 2005, 1-year LIBOR (London interbank offer rate) was above 4.5%.  On October 4, 2005, 1-year LIBOR was 4.53000%, and on October 5, 2005, 1-year LIBOR was 4.51063%.  Today, 1-year LIBOR is 4.51875%.  As a result, LBW Holdings may elect not to close under the debt financing and terminate the merger agreement.  LBW Holdings has not informed School Specialty whether it intends to take any of these actions.

Important Information

Shareholders and other interested parties are urged to review the Agreement and Plan of Merger, as amended.  To obtain a copy of the Agreement and Plan of Merger and the amendment thereto, both of which have been filed as an exhibit to a Form 8-K filed with the SEC, go to School Specialty’s website, http://www.schoolspecialty.com.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans or prospects, including statements regarding completion of the transactions contemplated by the Merger Agreement, constitute forward-looking statements.  Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets,” and/or similar expressions.  These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk.  Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements.  School Specialty may not be able to complete the transactions contemplated by the Merger Agreement because of a number of factors, including the failure of the Buyer to obtain financing, the failure to satisfy other closing conditions or the factors described in School Specialty’s other filings with the Securities and Exchange Commission, including Exhibit 99.2 to School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005, which factors are incorporated herein by reference.  Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

About School Specialty, Inc.

School Specialty is an education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities.

Through each of our leading brands, we design, develop and provide preK-12 educators with the latest and very best resources in the areas of early childhood, arts education, reading and literacy, personal effectiveness and character education, coordinated school health, special learning needs, core academics, and career development as well as classroom essentials and learning environments. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty and each of our brands visit http://www.schoolspecialty.com.

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